Exhibit 1.1

MOHAWK GROUP HOLDINGS, INC.

UNDERWRITING AGREEMENT

3,833,333 Shares of Common Stock

June      , 2019

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

A.G.P./Alliance Global Partners

590 Madison Avenue, 36th Floor

New York, NY 10022

As the Representatives of the Several

Underwriters Named on Schedule I hereto

Ladies and Gentlemen:

Mohawk Group Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”, or each, an “Underwriter”), for whom Roth Capital Partners, LLC (“Roth”) and A.G.P./Alliance Global Partners are acting as the representative (each, a “Representative” and together, the “Representatives”) an aggregate of 3,333,333 authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 500,000 shares of Common Stock (the “Option Shares”). Additionally, the Company proposes to issue to the Underwriters, upon the terms and conditions set forth herein, the Underwriter Warrants (as defined below) to purchase up to an aggregate of 47,917 shares of Common Stock. The Firm Shares and the Option Shares are collectively referred to as the “Shares.” The Shares, Underwriter Warrants, and the Underwriter Warrant Shares (as defined below) are collectively referred to as the “Securities.”

The Company and the Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form S-1 (File No. 333-231381) under the Securities Act of 1933, as amended (collectively with the rules and regulations promulgated thereunder, the “Securities Act”), and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Underwriting Agreement (this “Agreement”). Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.”

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The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

2. Representations and Warranties of the Company Regarding the Offering.

The Company represents and warrants to the Underwriters, as of the date hereof, as of the Closing Date (as defined below) and as of each Option Closing Date (if any) (as defined below) as follows:

(a) Conformity with Securities Act; No Material Misstatements or Omissions. The Registration Statement conformed in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the requirements of the Securities Act. The Registration Statement did not, does not, and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of                (Eastern time) on the date hereof (the “Applicable Time”), and the Final Prospectus, as amended or supplemented, as of its date, and any individual Written Testing-the-Waters Communications (as defined below), when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Company has filed publicly on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at least fifteen (15) calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

(b) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) Testing-the-Waters Communications. Except as approved in writing by the Representatives or communicated by the Company to the Representatives in writing prior to the date hereof, the Company (A) has not alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. Except as approved in writing by the Representatives or communicated by the Company to the Representatives in writing prior to the date hereof, the Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communications, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(d) Accurate Disclosure.

(i) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the

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effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package, no Issuer Free Writing Prospectus, as of the Applicable Time, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the rest of the Time of Sale Disclosure Package, or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any other Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e). As used in this paragraph and elsewhere in this Agreement:

(A) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, any Issuer Free Writing Prospectus included on Schedule III, and the description of the transaction provided by the Underwriters included on Schedule II.

(B) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(ii) At the time of the initial filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(iii) Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(e) Financial Statements. The consolidated financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified. Such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. Except as has been included in the Registration Statement, the Time of Sale Disclosure Package, or the Final Prospectus, no other financial statements or schedules are required under the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(f) Independent Accountants. To the Company’s knowledge, Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act.

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(g) Accounting and Disclosure Controls.

(i) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, such disclosure controls and procedures of the Company are effective.

(h) Forward-Looking Statements. The Company has a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus.

(i) Statistical and Marketing-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are not based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(j) Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Capital Market (“Nasdaq”). There is no action pending by the Company or, to the Company’s knowledge, by Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. When issued, the Shares will be listed on Nasdaq. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to ensure that it will be in compliance in all material respects with all applicable corporate governance requirements of Nasdaq, subject to any permitted deferrals, and will take all action it deems reasonably necessary or advisable to ensure that it meets on a timely basis all applicable corporate governance requirements that have been deferred.

(k) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For the sake of clarity, actions by the Underwriters or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for purposes of this Section 2(k).

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(l) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(m) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that would be, individually or in the aggregate, integrated with the offer and sale of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date (if any), as follows:

(i) Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization with the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction where the nature of its properties or the conduct of its business makes such qualification necessary, except where the failure to so qualify has not had or would not be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”).

(ii) Subsidiaries. Other than the direct and indirect subsidiaries of the Company listed in Exhibit 21.1 of the Registration Statement, the Company, does not, directly or indirectly, own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity. As used in this Agreement with respect to the Company, “subsidiaries” shall mean direct and indirect subsidiaries of the Company.

(iii) Authorization. The Company has the power and authority to enter into this Agreement and the Underwriter Warrants and to authorize, issue, and sell the Securities as contemplated by this Agreement and the Underwriter Warrants, as applicable. This Agreement and the Underwriter Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will constitute the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (a) rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy and (b) such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, concepts of reasonableness, and general principles of equity.

(iv) Contracts. The execution, delivery and performance of this Agreement and the Underwriter Warrants and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach or violation is not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice,

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lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws.

(v) No Violations of Governing Documents. Neither the Company nor any of its subsidiaries that would constitute a “significant subsidiary” as defined by Rule 1-02(w) under the Securities Act (each, a “Significant Subsidiary”) is in violation, breach, or default under its certificate of incorporation, bylaws, or other equivalent organizational or governing documents, except where the violation, breach, or default in the case of a Significant Subsidiary is not reasonably likely to result in a Material Adverse Effect.

(vi) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Underwriter Warrants and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vii) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The shares of Common Stock issuable upon the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), when issued, paid for and delivered upon due exercise of the Underwriter Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Company has reserved the Underwriter Warrant Shares for issuance. The Underwriter Warrants, when issued, will conform in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(viii) Stock Options; Other Securities. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options, restricted stock, performance-based restricted stock units, stock appreciation rights, or other rights granted thereunder, disclosed in the Time of Sale Disclosure Package and the Final Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

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(ix) Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns (as defined below) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (other than those tax returns, as to which the failure to file are not reasonably likely to result in a Material Adverse Effect) and (b) paid all taxes (as defined below) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary that are due and payable, except for any such taxes that are currently being contested in good faith or that, if not paid, are not reasonably likely to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(x) Material Change. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, since the date of the most recent financial statements included in the Registration Statement, Time of Sale Disclosure Package, or Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or upon the issuance of restricted stock awards, restricted stock units, or stock appreciation rights under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(xi) Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations (a “Governmental Entity”) which is reasonably likely to result in a Material Adverse Effect.

(xii) Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any Governmental Entity, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xiii) Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus as being owned by them that are material to the business of the

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Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions as are not material and with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xiv) Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus, to the Company’s knowledge, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, adequate rights to use all patents, patent rights, licenses, inventions, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries as currently conducted and in the manner described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (collectively, the “Company Intellectual Property”). Other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property, and (ii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened (in writing), alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any Company Intellectual Property, which, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken commercially reasonable measures to protect their material confidential information and material trade secrets and to maintain and safeguard the confidentiality of such confidential information and trade secrets within the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. To the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property that is reasonably likely to result in a Material Adverse Effect.

(xv) Employment Matters. There is no unfair labor practice complaint pending against the Company or its subsidiaries, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries, or, to the Company’s knowledge, threatened against the Company or its subsidiaries. No labor dispute or disturbance with the employees of the Company, employees of the Company’s subsidiaries, or, to the knowledge of the Company, subcontractors of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or is imminent, in each case that could reasonably be likely to result in a Material Adverse Effect. The Company is not aware that any executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company plans to terminate employment with the Company. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xvi) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA)

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or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any “employee benefit plan” (as defined under ERISA) of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, result in a Material Adverse Effect. Each “employee benefit plan” (as defined under ERISA) of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xvii) Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where any past or current failure to comply has not had and would not reasonably be expected to, singularly or in the aggregate, result in a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except, in each case, for any violation or liability which has not had and would not reasonably be expected to result in a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xviii) SOX and Dodd-Frank Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “SOX and Dodd-Frank Acts”) that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the SOX and Dodd-Frank Acts not currently in effect upon it and at all times after the effectiveness of such provisions.

(xix) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Foreign Corrupt Practices Act. None of (i) the Company or its subsidiaries or (ii) to the knowledge of the Company, any director or officer, employee, representative, agent or affiliate of the Company or its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention in any material respects of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxi) OFAC. None of (i) the Company or its subsidiaries or (ii) to the knowledge of the Company, any director or officer, employee, representative, agent or affiliate of the Company or its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, where such activities would be prohibited as to a U.S. Person (which is defined to include a U.S. citizen or permanent resident, entity established in the United States (including its foreign branches) and any entity in the United States).

(xxii) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of its business and the value of its properties.

(xxiii) Books and Records. The minute books of the Company have been made available to the Representatives and counsel for the Underwriters, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable) since the time of its incorporation or organization through the date of the latest meeting and action, and (B) accurately in all material respects reflect all transactions referred to in such minutes.

(xxiv) No Undisclosed Contracts; Descriptions of Contracts. There is no Contract required by the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed therein as required. All descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company, its subsidiaries, or any of the other parties thereto, and neither the Company nor its subsidiaries has received notice, or has knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

(xxv) No Undisclosed Relationships. To the knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(xxvi) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its respective family members. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no other transactions between or among the Company, directors, officers or other control persons of the Company. All such transactions have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvii) No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries within 180 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xxviii) Continued Business. No supplier, customer, distributor or sales agent of the Company or any of its subsidiaries has notified the Company or any of its subsidiaries that it intends to discontinue or decrease the rate of business done with the Company or any of its subsidiaries, except where such discontinuation or decrease has not resulted in or would not reasonably be likely to result in a Material Adverse Effect.

(xxix) No Fees; Financial Advisors. Except as disclosed to the Representatives in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has or had any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxx) Proceeds. None of the net proceeds of the offering of the Shares will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxi) No FINRA Affiliations. To the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries, (B) owner of 5% or more of any class of the Company’s securities or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representatives and counsel to the Underwriters if it becomes aware that any officer, director of the Company or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Shares.

(xxxii) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Description of the Merger,” “Description of Capital Stock”, “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and “Shares Eligible for Future Sale” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in material respects.

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(xxxiii) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(xxxiv) Data Privacy. Except as would not reasonably be expected to have a Material Adverse Effect, in connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s applicable internal privacy policies and the applicable requirements of any Contract. The Company takes and has taken commercially reasonable steps to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s knowledge, in the past three years, there has been no material unauthorized access, modification, disclosure or other misuse of any Private Information. The Company requires all third parties to which the Company provides Private Information or access thereto to maintain the privacy and security of such Private Information, including by contractually obligating such third parties to protect such Private Information in accordance with the applicable privacy laws. The Company is not subject to any written complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and there are no such complaints, lawsuits, proceedings, audits, investigations or claims, to the Company’s knowledge, threatened in writing.

(xxxv) Reorganization. The reorganization (the “Reorganization”) pursuant to the Agreement and Plan of Merger dated as of March 28, 2018, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of April 1, 2018 (the “Merger Agreement”), by and among the Company, Mohawk Group, Inc. (“Mohawk”), and MGH Merger Sub Inc., was completed on September 4, 2018, in accordance with the Merger Agreement. The Reorganization was effected in compliance with all applicable provisions of the General Corporation Law of the State of Delaware and all other applicable federal, state or other statutes, rules, regulations or laws, and in compliance with, and not in violation or breach of, (A) the certificate of incorporation, bylaws or other organizational documents of the Company or Mohawk, (B) any material credit agreement, loan, note, indenture, mortgage or other debt instrument or agreement to which the Company or Mohawk is or was a party or by which either of them is or was bound or (C) any material lease, agreement, contract, agreement or purchase order to which the Company or Mohawk is or was a party or by which either of them is or was bound. All material consents, approvals and authorizations (X) required in order to effect the Reorganization, or (Y) otherwise required in connection with the Reorganization pursuant to law, regulation, agreement or otherwise, were obtained at or prior to the effective time of the Reorganization (including, without limitation, any consents, approvals or authorizations required by law or from third parties). The Reorganization constituted a tax-free reorganization pursuant to Section 368(a) of the Code.

(b) Any certificate signed by any officer of the Company in connection with this Agreement and delivered to the Representatives for the benefit of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for each Firm Share shall be $                per share (the “Purchase Price”).

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the Purchase Price all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Representatives, on behalf of the Underwriters, at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) or earlier than the first business day after the date on which the Option Notice has been delivered to the Company nor later than the fifth business day after the date on which the Option Notice has been delivered to the Company, unless the Company and the Representatives otherwise agree. If the Underwriters elect to purchase less than all of the Option Shares, the Company agrees to sell to each Underwriter the number of Option Shares obtained by multiplying the number of Option Shares specified in the Option Notice by a fraction, the numerator of which is the number of Option Shares, as applicable, set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares.

(c) Payment of the Purchase Price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (d) below.

(d) The Firm Shares will be delivered by the Company to the Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representatives may request on behalf of the Underwriters at least one business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall, with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

(e) On the Closing Date, the Company shall issue to the Underwriters (in the names and amounts as the Representatives may request on behalf of the Underwriters at least one business day before the Closing Date), warrants (the “Initial Underwriter Warrants”), substantially in the form attached hereto as Exhibit A, for the purchase of an aggregate of 41,667 shares of Common Stock, registered in the name or names, and shall be in such denominations, as Roth may request at least one business day before the Closing Date. In the event that the Underwriters exercise the option to purchase some or all of the Option Shares, on each Option Closing Date, the Company shall issue to the Underwriters (in the names and amounts as the Representatives may request on behalf of the Underwriters at least one business day before such Option Closing Date), warrants (the “Option Underwriter Warrants,” and, together with the Initial Underwriter Warrants, the “Underwriter Warrants”), substantially in the form attached hereto as Exhibit A, to purchase that number of shares of Common Stock that is equal to 1.25 percent of the number of Option Shares being purchased on such Option Closing Date, which shall be registered in the name or names, and shall be in such denominations, as Roth may request at least one business day before the Option Closing Date.

5. Covenants. The Company covenants and agrees with the Underwriters as follows:

(a) The Company shall prepare the Final Prospectus in a form approved by the Representatives and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Securities Act.

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date the Final Prospectus is no longer required by the Securities Act to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representatives for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(c) During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B, or 430C as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d) (i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and by the Exchange Act, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representatives, allow the Representatives the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(e) The Company will use its commercially reasonable efforts to cooperate with the Representatives to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f) During the Prospectus Delivery Period, the Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of, and Rule 158 under, the Securities Act.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all of the Company’s expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares, and the cost of preparing and printing stock certificates), (B) all of the Company’s expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all actual, reasonable and documented filing fees and actual, reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the actual, reasonable and documented filing fees and actual, reasonable and documented fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA of the terms of the sale of the Shares, (E) listing fees, and (F) all of the Company’s other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representatives for actual, reasonable and documented out-of-pocket expenses, including actual, reasonable and documented legal fees and disbursements, incurred by the Representatives in connection with the purchase and sale of the Shares contemplated hereby up to an aggregate of $325,000 (such $325,000 limit shall include the amounts payable pursuant to clauses (C) and (D) above). In addition, the Company will pay or cause to be paid to the Representatives a non-accountable expense allowance equal to the aggregate of 0.85% of the gross proceeds received by the Company from the sale of the Shares. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Representatives for all actual, reasonable and documented out-of-pocket disbursements (including, but not limited to, actual, reasonable and documented fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder.

(i) The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(j) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For the sake of clarity, actions by the Underwriters or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for purposes of this Section 5(j).

(k) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(l) The Company agrees that, without the prior written consent of Roth, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued under an equity incentive plan for Company employees. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants (including the Underwriter Warrants), the settlement or vesting of restricted stock units or restricted stock awards, or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, or (4) the issuance of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock in connection with any acquisition or strategic investment (including any joint venture, marketing, distribution, collaboration, license, strategic alliance or partnership) or in connection with any debt facility established by the Company, including with any commercial bank or venture debt lender, provided, however, that in the case of an issuance pursuant to this subclause, it shall be a condition to the issuance that the recipient execute an agreement reasonably satisfactory to Roth stating that the recipient is receiving and holding the securities subject to restrictions substantially similar to the Lock-Up Provisions (as defined below).

(m) The Company agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(n) The Company agrees that, during the Prospectus Delivery Period, it will not amend the Restated Voting Agreement, dated as of March 13, 2019, by and among the Company, MV II, LLC, Larisa Storozhenko, Maximus Yaney, and Asher Delug without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed.

6. Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof, on the Closing Date, and on any Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; and no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened by the Commission.

(b) The Shares shall be approved for listing on Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, the opinion and negative assurance letters of Paul Hastings LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance previously agreed to by, and reasonably satisfactory to, the Representatives. In rendering the opinion as provided for in this subsection, counsel may rely, to the extent that they deem such reliance proper, as to matters of fact upon certificates of the Company and of government officials.

(f) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, the negative assurance letter of DLA Piper LLP (US), counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance previously agreed to by, and reasonably satisfactory to the Representatives.

(g) The Representatives, for the benefit of the Underwriters, shall have received a letter from Deloitte & Touche LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters in form and substance reasonably satisfactory to the Representatives.

(h) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, a certificate, dated the Closing Date and on each Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer of the Company, solely in his capacity as an officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, as applicable, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(i) On or before the date hereof, the Company will have assigned to Roth its rights to release and waive the lock-up restrictions set forth in Section 12 (the “Lock-Up Provisions”) of the Registration Rights Agreement, dated as of April 6, 2018, by and among the Company and the persons identified as the holders of outstanding securities of the Company on Schedule 1, Schedule 2 and Schedule 3 thereto, as amended by that certain Amendment No. 1 to Registration Rights Agreement, dated as of March 2, 2019, by and among the Company and the investors listed on Exhibit A thereto, pursuant to an assignment agreement in substantially the form heretofore approved by Roth (the “Assignment Agreement”). If Roth, pursuant to its rights under the Assignment Agreement, agrees to release or waive the restrictions set forth in the Lock-Up Provisions for an officer, director or stockholder of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release reasonably satisfactory to the Representatives hereto through a major news service at least two business days before the effective date of the release or waiver.

(j) On the date hereof, the Company shall have furnished to the Representatives, for the benefit of the Underwriters and their counsel, a certificate from (i) the chief financial officer of the Company with respect to certain financial data contained in the Registration Statement and the Time of Sale Disclosure Package, and (ii) the secretary of the Company, in each case in substantially the form heretofore approved by the Representatives.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h) and Section 7 shall survive any such termination and remain in full force and effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 shall also remain in effect. The Representatives may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Option Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its directors and officers and employees, its affiliates that participate in the offering and sale of the Shares and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act, or the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, the

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

Final Prospectus, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, the Final Prospectus, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e).

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter and the value of the Underwriter Warrants received by such Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it and any others entitled to indemnification pursuant to this section in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this section, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party or parties as incurred.

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

The indemnifying party under this section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not unreasonably be conditioned, delayed or withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus; provided that, in the event that the Underwriters shall have purchased any Option Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Option Shares shall include the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection. Notwithstanding the provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this section are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto and not joint.

(e) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

Package, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(h) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there has been a material adverse change in general financial, political or economic conditions, in each case, the effect of which is to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other Governmental Entity, (iv) a general banking moratorium shall have been declared by federal or New York State authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, in each case, the effect of which is to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Shares, or (vi) there has been, since the time of execution of this Agreement, any Material Adverse Effect that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h), Section 7 and Sections 11 through 19, inclusive, hereof shall at all times be effective and shall survive such termination. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 shall remain in effect.

(b) If the Representatives elect to terminate this Agreement as provided in this section, the Company shall be notified promptly by the Representatives by telephone, confirmed by letter.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date or each Option Closing Date, as applicable, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed to purchase on the Closing Date or the Option Closing Date, as applicable. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight hours after such default, this Agreement shall terminate.

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this section, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this section shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the provisions of Section 7 and Sections 11 through 19, inclusive, hereof shall at all times be effective and shall survive such termination.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this section. Any action taken under this section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, delivered or emailed, as follows:

If to Representatives:	Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: General Counsel
Email: rothecm@roth.com

and

A.G.P./Alliance Global Partners 590 Madison Avenue, 36th Floor
New York, NY 10022
Attention: Managing Director
Email: ECM@allianceg.com

with a copy to:	DLA Piper LLP (US)
2525 E. Camelback Road, Suite 1000
Phoenix, Arizona 85016
Attn: Steven D. Pidgeon, Esq.
Email: Steven.Pidgeon@dlapiper.com

If to the Company:	Mohawk Group Holdings, Inc.
37 East 18th Street, 7th Floor
New York, NY 10003
Attention: Chief Financial Officer
Email: fabrice@mohawkgp.com

With a copy to:	Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304
Attn: Jeffrey T. Hartlin, Esq.
Email: jeffhartlin@paulhastings.com

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriter. Subject to Section 10, no party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in a writing executed by the Company and the Representatives. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision. Upon any determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

17. Submission to Jurisdiction. Each of the Company and the Underwriters irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY AND THE UNDERWRITERS (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE CONTROLLING PERSONS, OFFICERS AND DIRECTORS REFERRED TO IN

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

SECTION 7, EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19. Entire Agreement. This Agreement, together with the Underwriter Warrants and documents delivered hereunder, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

[Signature Page Follows]

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MOHAWK GROUP HOLDINGS, INC.

By:
Name: Yaniv Sarig
Title: Chief Executive Officer

Confirmed as of the date first above-mentioned
By the Representatives of the several Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

A.G.P./ALLIANCE GLOBAL PARTNERS

By:
Name:	Thomas J. Higgins
Title:	Managing Director, Investment Banking

Mohawk Group Holdings, Inc.

Initial Public Offering

Underwriting Agreement

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Roth Capital Partners, LLC
A.G.P./Alliance Global Partners
National Securities Corporation

Total	3,333,333	500,000

SCHEDULE II

Final Term Sheet

Issuer:	Mohawk Group Holdings, Inc. (the “Company”)

Symbol:	“MWK”

Securities:	3,333,333 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company

Over-allotment option:	Up to an additional 500,000 shares of Common Stock at a price of $ per share

Public offering price:	$ per share of Common Stock

Underwriting discount:	$ per share of Common Stock

Expected net proceeds, before expenses:	Approximately $ million ($ million if the overallotment option is exercised in full) (after deducting the underwriting discount)

Trade date:	June , 2019

Settlement date:	June , 2019

Underwriters:	Roth Capital Partners, LLC A.G.P./Alliance Global Partners National Securities Corporation

Initial Underwriter Warrants:	41,667 shares of Common Stock

Option Underwriter Warrants:	Up to an additional 6,250 shares of Common Stock

SCHEDULE III

Free Writing Prospectus

None.